UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-39143

Maryland	84-2769895
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of Principal Executive Offices, including Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2021, Alpine Income Property Trust, Inc. (the “Company”), Alpine Income Property Manager, LLC and Alpine Income Property OP, LP entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters named therein (the “Underwriters”) for the issuance and sale by the Company of 2,800,000 shares of its common stock, $0.01 par value per share (the “Common Stock”). The Underwriters agreed to purchase the Common Stock from the Company at a price of $16.91 per share, resulting in approximately $47.2 million of total net proceeds to the Company after deducting estimated offering expenses payable by the Company. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 420,000 shares of Common Stock. The offering closed on June 7, 2021 and was conducted pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-251057), including the base prospectus, dated December 11, 2020, as supplemented by the prospectus supplement, dated June 3, 2021.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

In connection with the offering, Venable LLP has provided the Company with an opinion regarding the legality of the shares. A copy of the opinion is attached to this report as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
1.1

Underwriting Agreement, dated June 3, 2021, by and among the Company, Alpine Income Property Manager, LLC, Alpine Income Property OP, LP and Raymond James & Associates, Inc., as representative of the underwriters named therein.

5.1	Opinion of Venable LLP as to the legality of the shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	Alpine Income Property Trust, Inc.

	By:	/s/Matthew M. Partridge
Matthew M. Partridge,
Senior Vice President, Chief Financial Officer and
Treasurer